EXHIBIT 10.2

Acquisition Agreement

The Parties
Party A:                                                               Penglai City Gold Mining Holding Co. Limited
Legal rep.:                                                            Fuan Zhang
Address / Zip code:                                           No.53 Dengzhou Road, Penglai, Shandong, PRC / 265600
Company nature:                                                State ownership

Party B:                                                              Penglai XinGuan Investment Limited
Legal Rep.:                                                          Feize Zhang
Address / Zip Code:	Wenshitang Village East, Cunliji Town, Penglai, Shandong, PRC / 264000
Company nature:                                               Shareholding limited company

In accordance with the People’s Republic of China Contract Law and the related regulations of state property transfer, Party A and Party B shall follow the principles of willingness, fairness, and trustworthiness to enter into this agreement (“the Agreement”) in regard to the acquisition of the fixed assets and related mining and exploration rights and licenses of the Cunliji gold mine by Party B.

1.	Description of the Acquired Assets

The subject assets to be acquired by Party B (“the Subject Assets”) refers to a portion of assets currently held by Party A, which include all assets of the Cunliji gold mine located in Cunliji town, Penglai, Shandong province, the PRC. The Subject Assets consist of all on-site constructions and infrastructures, equipment and facilities, intangible assets (land-use right, mining right, exploration right, safety production licenses etc.) and the other exploration rights of Party A as listed under clause 1.2.

The Subject Assets shall be sold to Party B with the key information listed as follow:

1.1	All Assets of Cunliji Gold Mine

Fixed Assets (On-site Constructions and Infrastructures): Constructions include a factory building, all mining wells, a processing plant, an office building, a dormitory and other auxiliary structures in the Cunliji gold mine. Infrastructures include roads, fence walls and garden landscaping in the locality of the Cunliji gold mine.

Fixed Assets (Equipment and Facilities): These include the transformer work and related facilities and mining equipment.

Intangible Assets: These include the land-use right, mining right, exploration right and safety production licenses with certification / license number listed below:

Mining license No.:                                                        3700000720179
Gold Mining Ratification:                                              Gold - State Approval (2008) No.17
Exploration license No.:                                                 3700000710963
Safety production license:                                            (Shandong Approval) FM Safety (2008) 06-0104
Safety production license:                                            (Shandong Approval) FM Safety (2008) 06-0187

1.2	Other Exploration Rights of Party A:
                Exploration license No.:  T37120080102000548

                Exploration license No.:  T37120080602009999

2.	Consideration and Payment Term

2.1	Consideration for acquisition of the Subject Assets shall be RMB34million.

2.2	Consideration shall be paid in full within seven (7) days after the title transfer of the Subject Assets to Party B.

3.	Staff Placement

3.1	Party A shall guarantee to maintain sufficient labor force of the Cunliji gold mine necessary to sustain normal production activity of the mine after the execution of this agreement.

3.2
Party B shall be obliged to hire back, under a new employment contract, sufficient labor force of the Cunliji gold mine necessary to sustain normal production activity of the mine after the execution of this agreement.

3.3	Party B shall remunerate the above-mentioned labor force of the Cunliji gold mine (including salary and fringe benefit) in accordance to the Labor Law in the PRC.

3.4	After the execution of this agreement, Party A shall be obliged to take up all other labor of the Cunliji gold mine not employed by Party B.

4.	Claims and Debt

Party A shall possess clear titles to the Subject Assets free of any claims, encumbrances, debts or liens of third parties prior to the execution of this agreement.

5.	Duties and Obligations

5.1
Upon title transfer of the Subject Assets, Party B should make good use of its competitive edge in capital, expertise and management to effectively expand its exploration and production activities in order to make good contribution to the local economy.

5.2	Upon execution of this agreement, Party B shall take full responsibility in regard to the operation, profitability, business risk and statutory taxes in relation to the Cunliji gold mine.

5.3
Upon signing of this agreement, Party A shall immediately submit the application for title transfer of the Subject Assets to related government authority or administration. Party B shall pay the best effort to assist in the application by providing the documents required for processing of the application. Each party shall bear its own costs related to the application.

5.4	Upon execution of this agreement, the original corporate seal of the Cunliji gold mine shall be void by Trade and Industry Bureau and such void notice shall be publicly announced.

5.5
Those land compensation and land use contracts previously entered into by Party A, local government, related village committees and / or individual shall be transferred to Party B upon the execution of this agreement and Party B shall be obliged to replace Party A to continue performing these contracts.

5.6
5.7	Party B shall be obliged to fulfill those not fully performed contracts previously entered into by Party A and an outside party in relation to the Subject Assets.

5.8
Party A shall apply to the relevant government authority or administration for the transfer of the mining license, exploration license and safety production licenses under concern to Party B within the time limit as specified by relevant government authority or administration.

6.	Delivery of Assets

6.1
Both parties agreed to finalize the details of the Subject Assets within three (3) days after signing of this agreement. Party A shall be obliged to prepare for Party B “an Assets list for Delivery” (“Assets List”) listing all tangible assets, intangible assets and related documents for delivery. Party B shall examine and accept the Asset List if appropriate. Party A shall assist Party B to apply for title change of related business licenses. The Assets List will become effective upon signing by both parties.

6.2	Upon execution of this agreement, Party B shall be responsible for all expenses and revenue generated from the production and non-production activities of the Cunliji gold mine.

6.3
Upon delivery of the Subject Assets, the mineral powder and mineral ore stored in the processing plant of Cunliji gold mine is belonged to Party A. Party B is responsible to process these mineral ores whereas Party A agreed to pay Party B a processing fee of RMB75 per tonne of mineral ores. Upon the execution of this agreement, both parties shall inspect and confirm the amount of all inventories in the processing plant and agreed to sell such inventories to Party B at discounted prices,

6.4
Party A is liable to the completeness and accuracy of the provided information, documents and appraisal reports, and consistency in content with the Subject Assets and is liable to any concealment and / or false information about the Subject Assets.

7. Liability for Breach of Contract

7.1
Upon the execution of this agreement, either party who terminate this agreement without cause shall be liable to pay the other party a one-time penalty of RMB2.0million and shall compensate the other party for any damage or loss caused.

7.2
Should Party B fail to fully pay the purchase price as agreed in this agreement, Party B shall be liable to pay Party A a penalty charge equivalent to 5% of the outstanding amount for each overdue day.

7.3
Should Party A breach the obligations under this agreement that adversely affect the normal operation of Party B, Party A shall be liable to pay Party B a penalty charge equivalent to 5% of the purchase price.

7.4
Either party shall be liable to any non-performed or partially performed agreement caused by its own fault. If such non-performance or partial performance is caused by both parties, the parties shall bear their respective liabilities accordingly.

7.5
The breaching party shall be liable to the economic loss imposed on the non-breaching party. If the penalty charge is not enough to cover the loss, the breaching party has to pay the difference of the economic loss and the penalty paid.

Should relevant government authority or administration disapprove the title transfer of Subject Assets (mining right and exploration right) to Party B, Party A shall be liable to all related losses incurred by Party B.

8.	Modification and Termination

This agreement can be modified or terminated by mutual consent of both parties. Either party may unilaterally terminate this agreement under one of the following circumstances.
1)	Force majeure
2)	Government authority or administration disapproves the title transfer of the Subject Assets.

9.	If the termination is due to the circumstances mentioned in clause 8, Party A shall return all paid deposit to Party B within seven (7) days after the date of termination.

10. Resolution of Dispute

Any dispute during the course of performing this agreement shall be resolved through negotiations by both parties. For those unresolved through negotiations, both parties may consider the followings for resolution:

1) File an application for arbitration to Yantai Arbitration Committee
2) Bring a lawsuit to the people’s court in the same locality of the Subject Assets

11. Others

11.1	The Agreement becomes effective upon signing by both parties.

11.2	Matters not covered in this agreement shall be included in a signed supplemental agreement which has the same legal effect with this agreement.

11.3	This agreement is in quadruplicate with two copies for each party.

PARTY A:	Penglai City Gold Mining Holding Co. Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Fuan Zhang
Name: Fuan Zhang
Title: Director

PARTY B:	Penglai XinGuan Investment Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Feize Zhang
Name: Feize Zhang
Title: Director

DATE	May 4, 2009